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EXHIBIT 23.4

CONSENT OF ERNST & YOUNG LLP

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-158400) and related Prospectus of Alexandria Real Estate Equities, Inc. and Alexandria Real Estate Equities, L.P. for the registration of (1) Alexandria Real Estate Equities, Inc.'s common stock, preferred stock, rights, warrants and debt securities and (2) Alexandria Real Estate Equities, L.P.'s guarantees of debt securities, and to the incorporation by reference therein of (i) our report dated February 21, 2012, except Note 20 pertaining to condensed consolidating financial information, as to which the date is February 22, 2012, with respect to the consolidated financial statements and schedule of Alexandria Real Estate Equities, Inc., appearing in the Current Report on Form 8-K (dated February 22, 2012) and (ii) our report dated February 21, 2012 with respect to the effectiveness of internal control over financial reporting of Alexandria Real Estate Equities, Inc., incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
February 22, 2012

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  EXHIBIT 23.4